As filed with the Securities and Exchange Commission on July 30, 2012

Registration No. 333-181250

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

to

FORM S–4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tyco Flow Control International Ltd.

(Exact name of Registrant as Specified in its Charter)

Switzerland	3550	98-1050812
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Freier Platz 10

CH-8200 Schaffhausen, Switzerland

41-52-633-02-44

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Judith A. Reinsdorf

Executive Vice President and General Counsel

Tyco International Management Company, LLC

9 Roszel Road

Princeton, New Jersey 08540

(609) 720-4200

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With a copy to:

Benjamin F. Garmer, III, Esq. John K. Wilson, Esq. Foley & Lardner LLP 777 East Wisconsin Avenue Milwaukee, Wisconsin 53202 (414) 271-2400	Faiza J. Saeed, Esq. Thomas E. Dunn, Esq. Cravath, Swaine & Moore LLP Worldwide Plaza 825 Eighth Avenue New York, New York 10019 (212) 474-1000	Alan M. Klein, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed proxy statement/prospectus.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non–accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Tyco Flow Control International Ltd. Registration Statement on Form S-4 (Registration No. 333-181250) originally filed with the Securities and Exchange Commission on May 8, 2012, as amended by Amendment No. 1 filed June 19, 2012, Amendment No. 2 filed July 18, 2012 and Amendment No. 3 filed July 26, 2012, is being filed for the sole purpose of re-filing Exhibits 5.1 (and the related consent included therein as Exhibit 23.3), 8.1 (and the related consents included therein as Exhibit 23.4) and 8.2 (and the related consent included therein as Exhibit 23.5) and updating the Exhibit Index accordingly. This Amendment No. 4 does not relate to the contents of the proxy statement/prospectus that forms a part of the Registration Statement and, accordingly, the proxy statement/prospectus has not been included herein.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

New Pentair’s articles of association will provide that it will indemnify and hold harmless, to the fullest extent permitted by Swiss law, the existing and former members of the board of directors and officers from and against all costs, charges, losses, damages and expenses actually incurred in connection with any threatened, pending or completed actions, suits or proceedings—whether civil, criminal, administrative or investigative—by reason of the fact that such individual was a director or officer; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his statutory duties as a member of the board of directors or officer.

New Pentair will maintain insurance to reimburse New Pentair’s directors and officers and those of New Pentair’s subsidiaries for charges and expenses incurred by them for wrongful acts claimed against them by reason of their being or having been directors or officers of New Pentair or any of New Pentair’s subsidiaries.

Item 21.	Exhibits and Financial Statement Schedules

(a) The following Exhibits are filed as part of this registration statement unless otherwise indicated:

Exhibit No.	Exhibit Description

**2.1	Merger Agreement among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (included in Annex A to the proxy statement/prospectus which is part of this Registration Statement).

**2.2	Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-1 of Tyco Flow Control International Ltd. (File No. 333-181253), filed on May 8, 2012).

**2.3	Amendment No. 1 to the Merger Agreement among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (included in Annex A to the proxy statement/prospectus which is part of this Registration Statement).

**2.4	Amendment No. 1 to the Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation.

**3.1	Form of Articles of Association of Tyco Flow Control International Ltd. (attached as Annex F to the proxy statement/prospectus which is part of this Registration Statement).

**3.2	Form of Organizational Regulations of Tyco Flow Control International Ltd. (attached as Annex G to the proxy statement/prospectus which is part of this Registration Statement).

**3.3	Form of Common Share Certificate of Tyco Flow Control International Ltd., par value CHF 0.50 per share.

5.1	Opinion of Homburger AG, as to the validity of the Tyco Flow Control International Ltd. common shares being registered hereby.

8.1	Opinions of McDermott Will & Emery LLP as to certain tax matters.

8.2	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

**10.1	Form of Transition Services Agreement among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation.

**10.2	Form of 2012 Tax Sharing Agreement among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation (attached as Annex C to the proxy statement/prospectus which is part of the Registration Statement).

Exhibit No.	Exhibit Description

**10.3	Forms of Transitional Trademark License Agreement.

**21.1	Subsidiaries of Tyco Flow Control International Ltd.

**23.1	Consent of Deloitte & Touche LLP relating to the combined financial statements and financial statement schedule of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

**23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair, Inc.

23.3	Consent of Homburger AG (included in Exhibit 5.1 to this Registration Statement).

23.4	Consents of McDermott Will & Emery LLP (included in Exhibit 8.1 to this Registration Statement).

23.5	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.2 to this Registration Statement).

**99.1	Form of proxy card for the special meeting of shareholders of Pentair, Inc.

**99.2	Opinion of Deutsche Bank Securities, Inc. (attached as Annex D to the proxy statement/prospectus which is a part of this Registration Statement).

**99.3	Opinion of Greenhill & Co., LLC (attached as Annex E to the proxy statement/prospectus which is a part of this Registration Statement).

**99.4	Consents of persons named to become directors of the Registrant who have not signed this Registration Statement.

**99.5	Consent of Deutsche Bank Securities Inc.

**99.6	Consent of Greenhill & Co., LLC.

**	Previously filed.

Item 22.	Undertakings

The undersigned registrant hereby undertakes:

(1) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) The registrant undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(3) The registrant undertakes that every prospectus (i) that is  filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether ‘such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Signatures

Pursuant to the requirements of the Securities Act of 1933, Tyco Flow Control International Ltd. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on July 30, 2012.

TYCO FLOW CONTROL INTERNATIONAL LTD.

By:	/s/ Patrick Decker
Name: Patrick Decker
Title: President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Decker Patrick Decker	President (Principal Executive Officer)	July 30, 2012

/s/ Arun Nayar Arun Nayar	Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer and Authorized Representative in the United States)	July 30, 2012

/s/ Andi Goodrich Andi Goodrich	Director	July 30, 2012

/s/ Mark Armstrong Mark Armstrong	Director	July 30, 2012

/s/ John Jenkins John Jenkins	Director	July 30, 2012

Exhibit Index

Exhibit No.	Exhibit Description

**2.1	Merger Agreement among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (included in Annex A to the proxy statement/prospectus which is part of this Registration Statement).

**2.2	Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation (incorporated by reference to Exhibit 2.2 of the Registration Statement on Form S-1 of Tyco Flow Control International Ltd. (File No. 333-181253), filed on May 8, 2012).

**2.3	Amendment No. 1 to the Merger Agreement among Tyco International Ltd., Tyco Flow Control International Ltd., Panthro Acquisition Co., Panthro Merger Sub, Inc. and Pentair, Inc. (included in Annex A to the proxy statement/prospectus which is part of this Registration Statement).

**2.4	Amendment No. 1 to the Separation and Distribution Agreement by and among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation.

**3.1	Form of Articles of Association of Tyco Flow Control International Ltd. (attached as Annex F to the proxy statement/prospectus which is part of the Registration Statement).

**3.2	Form of Organizational Regulations of Tyco Flow Control International Ltd. (attached as Annex G to the proxy statement/prospectus which is part of the Registration Statement).

**3.3	Form of Common Share Certificate of Tyco Flow Control International Ltd., par value CHF 0.50 per share.

5.1	Opinion of Homburger AG, as to the validity of the Tyco Flow Control International Ltd. common shares being registered hereby.

8.1	Opinions of McDermott Will & Emery LLP as to certain tax matters.

8.2	Opinion of Cravath, Swaine & Moore LLP as to certain tax matters.

**10.1	Form of Transition Services Agreement among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation.

**10.2	Form of 2012 Tax Sharing Agreement among Tyco International Ltd., Tyco Flow Control International Ltd. and The ADT Corporation (attached as Annex C to the proxy statement/prospectus which is part of the Registration Statement).

**10.3	Forms of Transitional Trademark License Agreement.

**21.1	Subsidiaries of Tyco Flow Control International Ltd.

**23.1	Consent of Deloitte & Touche LLP relating to the combined financial statements and financial statement schedule of Tyco Flow Control International Ltd. and the Flow Control Business of Tyco International Ltd.

**23.2	Consent of Deloitte & Touche LLP relating to the audited financial statements of Pentair, Inc.

23.3	Consent of Homburger AG (included in Exhibit 5.1 to this Registration Statement).

23.4	Consents of McDermott Will & Emery LLP (included in Exhibit 8.1 to this Registration Statement).

23.5	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 8.2 to this Registration Statement).

**99.1	Form of proxy card for the special meeting of shareholders of Pentair, Inc.

**99.2	Opinion of Deutsche Bank Securities, Inc. (attached as Annex D to the proxy statement/prospectus which is a part of this Registration Statement).

**99.3	Opinion of Greenhill & Co., LLC (attached as Annex E to the proxy statement/prospectus which is a part of this Registration Statement).

**99.4	Consents of persons named to become directors of the Registrant who have not signed this Registration Statement.

**99.5	Consent of Deutsche Bank Securities Inc.

**99.6	Consent of Greenhill & Co., LLC.

**	Previously filed.